UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Toll Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On June 15, 2010, GoldSpring Inc. (the “Company”) entered into a Loan Agreement with certain accredited investors, including John Winfield and affiliates (“Winfield”) pursuant to which investors have agreed to loan the Company $1,100,000 through issuance of secured convertible notes (“Notes”).  The Notes bear interest at the rate of 8% per annum, payable biannually in cash or common stock, at the option of the lender. The term of the Notes is three years from the date of issuance, and the Notes are convertible into Company common stock, at a conversion price equal to the lower of 85% of the volume weighted average price of the common stock for the five (5) trading days prior to conversion, or $1.20 per share.  The Notes are secured by a lien on all of the Company’s assets pursuant to a Security Agreement.  In connection with each loan made hereunder, the Company will also issue warrants equal to 50% of the principal amount of the Notes divided by $2.00, with an exercise price of $3.50 per share and a term of three years. The foregoing description of the Loan Agreement, the Security Agreement and the specific terms of the Loan Agreement and the Security Agreement, is qualified in its entirety by reference to the provisions of the Loan Agreement and the Security Agreement attached to this report as Exhibits 10.1 and 10.2, respectively.

A copy of a press release announcing the transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement dated as of June 15, 2010.

10.2	Security Agreement dated as of June 15, 2010.

99.1	Press release dated June 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDSPRING, INC.

Date: June 21, 2010	By:	/s/ Corrado De Gasperis
Corrado De Gasperis

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement dated as of June 15, 2010.
10.2	Security Agreement dated as of June 15, 2010.
99.1	Press release dated June 21, 2010.